Exhibit 10.101
LETTER AGREEMENT
November 26, 2008
Digital Angel Corporation
490 Villaume Avenue
South St. Paul, MN 55075
Attention: President
Re: Amendment to Notes
Ladies and Gentlemen:
Reference is made to (a) the Securities Purchase Agreement dated as of August 31, 2007 between Digital Angel Corporation f/k/a Applied Digital Solutions, Inc. (the “Company”) and Kallina Corporation (“Kallina”) (as amended, restated, modified and/or supplemented from time to time, the “Kallina SPA”); (b) the Secured Term Note dated as of August 31, 2007 from the Company in favor of Kallina in the original principal amount of $7,000,000 (as amended, restated, modified and/or supplemented from time to time, the “2007 Kallina Note”); and (c) the other Related Agreements as defined in the Kallina SPA (collectively with the Kallina SPA, the 2007 Kallina Note and all instruments, documents and agreements related thereto, the “Existing Kallina Agreements”). Capitalized terms used herein that are not defined shall have the meanings given to them in the Kallina SPA.
Reference is also made to the (a) the Securities Purchase Agreement dated as of August 24, 2006 between the Company and Laurus Master Fund, Ltd. (“Laurus”) (as amended, restated, modified and/or supplemented from time to time, the “Laurus SPA”); (b) the Secured Term Note dated as of August 24, 2006 from the Company in favor of Laurus in the original principal amount of $13,500,000 (as amended, restated, modified and/or supplemented from time to time, the “2006 Laurus Note,” and collectively with the 2007 Kallina Note, the “Notes”); and (c) the other Related Agreements as defined in the Laurus SPA (collectively with the Laurus SPA, the 2006 Laurus Note and all instruments, documents and agreements related thereto, the “Existing Laurus Agreements,” and collectively with the Existing Kallina Agreements, the “Existing Agreements”).
As you are aware, by way of one or more instruments of partial assignment, Kallina’s and Laurus’ respective rights in and interests under the Existing Kallina Agreements and the Existing Laurus Agreements, respectively, were assigned to one or more of the following entities: Valens Offshore SPV II, Corp. (“Valens Offshore II”), Valens U.S. SPV I, LLC (“Valens U.S.”), Valens Offshore SPV I, Ltd. (“Valens Offshore I”) and PSource Structured Debt Limited (“PSource,” and collectively with Kallina, Laurus, Valens Offshore II, Valens U.S. and Valens Offshore I, each a “Laurus/Kallina Related Party” and collectively, the “Laurus/Kallina Related Parties”).

The Company has requested that the Laurus/Kallina Related Parties amend the Notes and the Laurus/Kallina Related Parties are willing to do so on the terms and conditions set forth below.
In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
(a) Subject to satisfaction of the conditions precedent set forth below, the Notes are hereby amended as follows:
(i) The 2007 Kallina Note is hereby amended by deleting Section 1.3 thereof and replacing such section in its entirety with the following:
“1.3 Principal Payments. Amortizing payments of the Principal Amount shall be made by the Company on the first business day of each month through and including the Maturity Date (each, an “Amortization Date”). The Company shall make monthly payments to the Holder on each Amortization Date. Each monthly payment of the outstanding Principal Amount due during the period commencing December 1, 2008 through and including April 1, 2009 is to be in the amount of $42,143.61 and each monthly payment of the outstanding Principal Amount due during the period commencing May 1, 2009 through and including January 1, 2010 is to he in the amount of $75,095.39, together, in each case, with any accrued and unpaid interest on such portion of the Principal Amount plus any and all other unpaid amounts which are then owing under this Note, the Purchase Agreement and/or any other Related Agreement (collectively, the “Monthly Amount”). Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date.”
(ii) The 2006 Laurus Note is hereby amended by deleting Section 1.3 thereof and replacing such section in its entirety with the following:
“1.3 Principal Payments. Amortizing payments of the aggregate principal amount outstanding under this Note at any time (the “Principal Amount”) shall be made by the Company on the first business day of each month through and including the Maturity Date (each, an “Amortization Date”). The Company shall make monthly payments to the Holder on each Amortization Date. Each monthly payment of the outstanding Principal Amount due during the period commencing December 1, 2008 through and including April 1, 2009 is to be in the amount of $66,189.73 and each monthly payment of the outstanding Principal Amount due during the period commencing May 1, 2009 through and including January 1, 2010 is to be in the amount of $133,237.95, together, in each case, with any accrued and unpaid interest on such portion of the Principal Amount plus any and all other unpaid amounts which are then owing under this Note, the Purchase Agreement and/or any other Related Agreement (collectively, the “Monthly Amount”). Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date.”

(b) To induce the Laurus/Kallina Related Parties to, among other things, agree to the amendments set forth above, the Company:
(i) acknowledges, agrees, ratifies and confirms that, in consideration of the amendments set forth above, the holders of the Notes have earned, and the Company shall pay to such holders, a payment (the “Deferral Payment”) in the aggregate amount of $800,000 (subject to increase as set forth in clause (d)(i)(C) below), which Deferral Payment shall be deemed fully earned on the date hereof and shall not be subject to rebate or proration for any reason. The Deferral Payment shall be due and payable by the Company to the holders of the Notes ($168,621 to Valens Offshore II and $631,379 to PSource, or otherwise in accordance with the instructions of LV Administrative Services, Inc., as the administrative agent for the holders of the Notes (“Agent”)), on the earliest of (the “Deferral Payment Due Date”): (I) the Maturity Date (as defined in the Notes), (II) the date on which the Notes are prepaid at the option of the Company or (III) the date on which the indebtedness evidenced by the Notes is paid in full or otherwise becomes due upon acceleration after the occurrence of an Event of Default (as defined in each Note). The fair market value of the Deferral Payment received in consideration of the amendments herein made by holders of the Notes hereunder shall be treated for U.S. federal income tax purposes as a payment of additional interest. The parties further agree to file all applicable tax returns in accordance with such characterization and shall not take a position on any tax return or in any judicial or administrative proceeding that is inconsistent with such characterization. Notwithstanding the foregoing, nothing contained in this paragraph shall or shall be deemed to modify or impair in any manner whatsoever the Company’s obligations from time to time owing to the holders of Notes.
(A) (1) The Company shall have the option (subject to the limitation set forth in clause (b)(i)(A)(3) below) to pay the Deferral Payment either in cash or in shares of the Company’s common stock (the “Common Stock”), or a combination of both. The number of shares of Common Stock to be issued to the holders of the Notes (in their capacity as recipients of such Common Stock, each a “Stock Recipient”) if the Company elects to issue shares of Common Stock as payment of some or all of the Deferral Payment shall be based on a twenty percent (20%) discount to the VWAP of the Common Stock for the ten (10) Trading Days immediately preceding the Deferral Payment Due Date. “VWAP” means, as of any date of determination, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Agent. “Trading Day” means (a) a day on which the Common Stock is traded on a Trading Market, or (b) if the Common Stock is not traded on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) of (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close. “Trading Market” means any of the NASD Over The Counter Bulletin Board, NASDAQ Capital Market, the NASDAQ Global Market, the American Stock Exchange or the New York Stock Exchange. Common Stock to be issued by the Company as payment of the Deferral Payment shall be referred to herein as “Deferral Payment Shares.”

(2) In the event that the Company elects, and is permitted by the terms of this Letter Agreement, to pay any portion of the Deferral Payment by way of the issuance of Common Stock, the Company shall cause its transfer agent to transmit the certificates representing the Deferral Payment Shares to the applicable Stock Recipient(s) by crediting the accounts of Stock Recipient(s)’ designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system, in accordance with the instructions of Agent, on the Deferral Payment Due Date.
(3) Notwithstanding anything herein to the contrary, in no event shall the Company be entitled to pay any portion of the Deferral Payment in Common Stock in excess of that portion of the Deferral Payment upon the payment of which in Common Stock the sum of (x) the number of shares of Common Stock beneficially owned by the applicable Stock Recipient and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the unexercised or unconverted portion of any security of the applicable Stock Recipient and its Affiliates subject to a limitation analogous to the limitations contained herein), and (y) the number of shares of Common Stock issuable upon the payment of the portion of the Deferral Payment with respect to which the determination of this proviso is being made would result in beneficial ownership by such Stock Recipient and its Affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock (whether or not, at the time of such issuance, the Stock Recipient and its Affiliates beneficially own more than 9.99% of the then outstanding shares of Common Stock). As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section I3(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (x) of such sentence. For any reason at any time, upon written or oral request of the Agent, the Company shall within one (1) business day confirm orally and in writing to the Agent the number of shares of Common Stock outstanding as of any given date. Any portion of the Deferral Payment which may not be paid in Common Stock as a result of the application of the terms of this clause (b)(i)(A)(3) shall be paid by the Company in cash on the Deferral Payment Due Date.
(4) In the event that any Stock Recipient or any assignee of any Stock Recipient attempts to sell any of the Deferral Payment Shares after the date which is six (6) months from the date such Deferral Payment Shares shall have been issued to the applicable Stock Recipient and is unable, for any reason, to do so pursuant to an exemption to registration under Rule 144, the Company shall, upon demand of a Stock Recipient or any assignee of the Deferral Payment Shares, file a registration statement within twenty-one (21) days of such demand covering such Deferral Payment Shares, use its best efforts to have such registration statement become effective within ninety (90) of its filing (the “90 Day Period”) and enter into a registration rights agreement in favor of the applicable Stock Recipient and any and all assignees of the Deferral Payment Shares in form and substance satisfactory to such Stock Recipient and such assignees. The Company’s obligations under this paragraph shall (i) no longer be required if each Stock Recipient and each assignee thereof is able to sell the Deferral Payment Shares pursuant to an exemption to registration under Rule 144 prior to the expiration of the 90 Day Period and (ii) terminate one year following the issuance of the Deferral Payment Shares so long as each Stock Recipient and each assignee of the Stock Recipients are, at such date of determination, Rule 144 eligible without any volume restriction. The failure of the Company to cause the registration statement to become effective and to remain effective as provided herein shall not convey to any Stock Recipient or any assignee of the Deferral Payment Shares any rights to the recovery of monetary and or liquidated damages.

(B) The Company acknowledges, agrees, ratifies and confirms that its failure to pay the Deferral Payment (whether in cash or by delivery of the original stock certificates evidencing the Deferral Payment Shares) on or prior to the Deferral Payment Due Date shall constitute an Event of Default under and as defined in each Existing Agreement where such term is defined; and
(ii) covenants and agrees that, as of the date of the issuance of the Deferral Payment Shares to the applicable Stock Recipient(s), except as disclosed in the Company’s Exchange Act Filing and the disclosure schedule attached to the Letter Agreement dated as of September 30, 2008 by and among the Laurus/Kallina Related Parties, the Company, Destron Fearing Corporation, Digital Angel Technology Corporation, Digital Angel International, Inc. and Fearing Manufacturing Co. Inc. (the “September 2008 Omnibus Amendment Letter”) (A) other than the Deferral Payment Shares, there shall be no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities, (B) the issuance of the Deferral Payment Shares will not result in a change in the price or number of any securities of the Company outstanding under anti-dilution or other similar provisions contained in or affecting any such securities, (C) all issued and outstanding shares of the Company’s common stock shall have been duly authorized and validly issued and shall be fully paid and nonassessable, (D) the rights, preferences, privileges and restrictions of the shares of the Company’s common stock shall he as stated in the Company’s Certificate of Incorporation as amended through the date hereof, (E) the Deferral Payment Shares shall be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances, (F) the Deferral Payment Shares shall not be subject to any preemptive rights or rights of first refusal that shall not have not been properly waived or complied with and (G) all issued and outstanding shares of the Company’s capital stock shall have been and shall be issued in compliance with all applicable state and federal laws concerning the issuance of securities.
(c) To induce the Laurus/Kallina Related Parties to, among other things, agree to the amendments set forth above, each of the undersigned (other than the Laurus/Kallina Related Parties):
(i) acknowledges, agrees, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Existing Agreements to which it is a party are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of this letter agreement (this “Letter Agreement”);
(ii) acknowledges, agrees, ratifies and confirms that the defined term “Obligations” under the Master Security Agreement dated August 31 2007 from the Company in favor of Kallina, the Stock Pledge Agreement dated as of August 31, 2007 by and among Kallina, the Company, Computer Equity Corporation, Destron Fearing Corporation f/k/a Digital Angel Corporation and Digital Angel Technology Corporation, the Master Security Agreement dated August 24, 2006 from the Company in favor of Laurus and the Stock Pledge Agreement dated as of August 24, 2006 by and between Laurus and the Company, each as amended, restated, modified and/or supplemented from time to time, include, without limitation, all obligations and liabilities of the Company under this Letter Agreement;
(iii) acknowledges, agrees, ratifies and confirms that (A) the occurrence of a breach and/or an Event of Default under this Letter Agreement shall constitute a breach and/or an Event of Default under each of the Existing Agreements and (B) the occurrence of a breach and/or an Event of Default under any of the Existing Agreements shall constitute a breach and/or an Event of Default under this Letter Agreement;
(iv) represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to the undersigned’s obligations under the Existing Agreements to which they are a party;

(v) acknowledges, agrees, ratifies and confirms (A) that the security interest grants and pledges to each of Kallina and Laurus set forth in the Existing Agreements extend to each Laurus/Kallina Related Party, as assignees of Kallina and Laurus or their assignees, to the extent such Laurus/Kallina Related Parties have heretofore been assigned an interest in an Existing Agreement, (B) that the grant by the Company and each of the undersigned parties which have granted a security interest to Kallina and/or Laurus and/or any of the other Laurus/Kallina Related Parties under the Existing Agreements (each, a “Security Party” and collectively, the “Security Parties”) extends to and covers all assets (including, without limitation, the equity interests owned by such Security Party) of each Security Party as more specifically set forth in the Existing Agreements and this Letter Agreement, as applicable (the “Security Interest Grants”), (C) that the Security Interest Grants secure all obligations and liabilities of each of the undersigned to any Laurus/Kallina Related Party under each Existing Agreement and this Letter Agreement (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent (collectively, the “Obligations”); and (D) that each Laurus/Kallina Related Party has all rights and remedies of a secured creditor under the Existing Agreements, this Letter Agreement, applicable law and in equity. To the extent not otherwise granted by the terms of the Existing Agreements and to secure all Obligations, each Security Party grants to each Laurus/Kallina Related Party a security interest in all cash, cash equivalents, accounts, accounts receivable, deposit accounts, inventory, equipment, goods, fixtures, documents, instruments (including, without limitation, promissory notes and equity securities), contract rights, general intangibles (including, without limitation, payment intangibles), chattel paper, supporting obligations, investment property, letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which each Security Party now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor;
(vi) represents and warrants that except as disclosed in the disclosure schedule attached to the September 2008 Omnibus Amendment Letter (A) all of the representations made by or on behalf of the undersigned in the Existing Agreements to which it is a party are true and correct in all material respects on and as of the date hereof, (B) each of the undersigned has the corporate power and authority to execute and deliver this Letter Agreement; (C) all corporate action on the part of each of the undersigned (including their respective officers and directors) necessary for the authorization of this Letter Agreement, the performance of all obligations of the undersigned hereunder and, the authorization, issuance and delivery of the Deferral Payment Shares has been taken; and (D) this Letter Agreement, when executed and delivered, will be valid and binding obligations of the undersigned; and
(vii) releases, remises, acquits and forever discharges each Laurus/Kallina Related Party and its respective employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this letter agreement, the Existing Agreements, this Letter Agreement and any other document, instrument or agreement made by the undersigned in favor of a Laurus/Kallina Related Party.

(d) (i) As partial consideration for the Laurus/Kallina Related Parties giving their consent to Florida Decision Corporation, formerly Pacific Decision Sciences Corporation (“FDC”), to sell substantially all of their assets to Customer Service Delivery Platform Corporation (“CSDPC”), as more fully described in that certain Consent and Agreements Regarding Asset Sale dated as of June 2, 2008 by and among the Laurus/Kallina Related Parties, Agent, the Company and FDC (“FDC Asset Sale Consent”), FDC and the Company collaterally assigned to Agent, for the benefit of certain of the Laurus/Kallina Related Parties, all of their respective rights in, to and under, among other instruments and agreements, that certain Secured Promissory Note dated June 2, 2008 from CSDPC in favor of FDC in the original principal amount of $1,800,000 (the “FDC Note”) pursuant to that certain Collateral Assignment dated as of June 2, 2008 by FDC and D1GA to Agent (the “Collateral Assignment”). FDC and DIGA have informed Agent that they would like to negotiate with CSDPC a proposed discounted lump sum payment in full satisfaction of the FDC Note (the “Compromise”) which, the Company and FDC acknowledge, requires the consent of Agent pursuant to the terms of the Collateral Assignment. Agent hereby agrees that it shall consent to a discounted prepayment of the FDC Note provided all of the following terms and conditions have been satisfied (as determined by Agent in its sole discretion):
(A) the discounted amount to be paid in satisfaction of the FDC Note (the “Compromise Payment”) shall be not less than seventy percent (70%) of the unpaid principal balance of the FDC Note at the time of the making of such Compromise Payment;
(B) the Company and FDC shall direct the payor of the Compromise Payment to pay the Compromise Payment directly to Agent in accordance with the wiring instructions attached hereto as Exhibit A or such other wiring instructions as supplied to the Company by Agent and shall not instruct, cause or permit any payment of the Compromise Payment to be made to any other Person other than Agent without Agent’s prior written consent; and
(C) the amount of the Deferral Payment shall, effective contemporaneously with the Company and/or FDC entering into an agreement concerning a Compromise; automatically and without the need for any further agreement on the part of the Company or any further action on the part of any Laurus/Kallina Related Party, be deemed increased by an additional amount of $75,000, with such amount being deemed fully earned at such time and thereupon not subject to rebate or proration for any reason. All provisions of this Letter Agreement referring to the Deferral Payment shall be deemed to refer to the Deferral Payment as increased, if applicable, pursuant to the terms of this clause (d)(i)(C). The allocation of the Deferral Payment among the holders of the Notes set forth in clause (b)(i) above shall be adjusted to reflect a ratable allocation of the additional amount required to be paid pursuant to the terms of this clause (d)(i)(C) based on the respective percentage interests the then current holders of the Notes have in such Notes at the time such amounts are deemed earned in accordance with this clause (d)(i)(C).
(ii) Provided no Event of Default shall have occurred and be continuing under and as defined in any of the Existing Agreements at the time of Agent’s receipt of the Compromise Payment, in good, cleared funds, Agent shall remit to FDC an amount (the “FDC Retention Amount”) equal to the difference between the amount of the Compromise Payment so received by Agent and $150,000. All amounts paid to Agent on account of the Compromise Payment which Agent is not required to remit to FDC in accordance with the preceding sentence (including any payments received after the occurrence and during the continuance of any Event of Default under and as defined in any of the Existing Agreements) shall be applied against the then outstanding indebtedness evidenced by the Notes in such manner as the Agent shall elect in its sole discretion.
(iii) Any amounts received by either the Company or FDC on account of the Compromise Payment shall be held in trust for the benefit of Agent and shall be immediately remitted by such recipient to Agent in the folic, received.

(e) This Letter Agreement shall become effective upon satisfaction of the following conditions precedent: (i) such certificates, instruments, documents, agreements and opinions of counsel as may be required by the Laurus/Kallina Related Parties or their counsel, each of which shall be in form and substance satisfactory to the Laurus/Kallina Related Parties and their counsel, shall have been delivered to the Laurus/Kallina Related Parties, and (ii) the Company shall have reimbursed the Laurus/Kallina Related Parties for the full amount of all of the Laurus/Kallina Related Parties’ attorneys’ fees and costs incurred in connection with the preparation and negotiation of this Letter Agreement and in connection with the closing of the transactions described herein and therein by wire transfer of such amounts pursuant to the wiring instructions set forth on Exhibit A.
(f) Nothing contained herein shall (i) limit in any manner whatsoever the Company’s, each guarantor’s and each other Person’s obligation to comply with, and the Laurus/Kallina Related Parties’ right to insist on the Company’s, such guarantor’s and such other Person’s compliance with, each and every term of the Existing Agreements and this Letter Agreement, or (ii) constitute a waiver of any Event of Default or any right or remedy available to any Laurus/Kallina Related Party, or of the Company’s, any guarantor’s or any other Person’s obligation to pay and perform all of its obligations, in each case whether arising under the Existing Agreements, this Letter Agreement, applicable law and/or in equity, all of which rights and remedies howsoever arising are hereby expressly reserved, are not waived and may be exercised by any Laurus/Kallina Related Party at any time.
(g) The Company acknowledges that it has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to the Existing Agreements. The Company intends to file a Folio 8-K with respect to the transactions contemplated by this letter agreement no later than four (4) Business Days following the date hereof, a copy of which shall be delivered to the Laurus/Kallina Related Parties.
(h) Except as specifically amended herein, the Existing Agreements shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Letter Agreement shall not operate as a waiver of any right, power or remedy of any Laurus/Kallina Related Party, nor constitute a waiver of any provision of any of the Existing Agreements. This Letter Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.
(i) This Letter Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
[SIGNATURE PAGES FOLLOW]

Very truly yours,

LAURUS MASTER FUND, LTD

By:	Laurus Capital Management LLC,
its investment manager

By:	/s/ Scott Bluestein Name: Scott Bluestein
Title: Authorized Signatory

KALLINA CORPORATION

By:	Laurus Capital Management LLC,
its investment manager

By:	/s/ Scott Bluestein Name: Scott Bluestein
Title: Authorized Signatory

VALENS U.S. SPV I, LLC
VALENS OFFSHORE SPV I, LTD.
VALENS OFFSHORE SPV II, CORP.

By:	Valens Capital Management LLC,
its investment manager

By:	/s/ Scott Bluestein Name: Scott Bluestein
Title: Authorized Signatory

LV ADMINISTRATIVE SERVICES, INC. as Agent

By:	/s/ Scott Bluestein

Name: Scott Bluestein
Title: Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By:	PSource Capital Limited, its
investment manager

By:	/s/ John Gilfillan

Name: John Gilfillan
Title: Authorized Signatory

CONSENTED AND AGREED TO:

DIGITAL ANGEL CORPORATION (f/k/a Applied Digital Solutions, Inc.)

By:	/s/ Lorraine M. Breece Name: Lorraine M. Breece
Title: SVP, CFO

DESTRON FEARING CORPORATION (f/k/a Digital Angel Corporation)

By:	/s/ Lorraine M. Breece

Name: Lorraine M. Breece
Title: SVP, CFO

DIGITAL ANGEL TECHNOLOGY CORPORATION

By:	/s/ Lorraine M. Breece

Name: Lorraine M. Breece
Title: SVP, CFO

DIGITAL ANGEL INTERNATIONAL, INC.

By:	/s/ Lorraine M. Breece

Name: Lorraine M. Breece
Title: SVP, CFO

FEARING MANUFACTURING CO. INC.

By:	/s/ Patricia M. Petersen

Name: Patricia M. Petersen
Title: Secretary

FLORIDA DECISION CORPORATION (f/k/a Pacific Decision Sciences Corporation)

By:	/s/ Patricia M. Petersen

Name: Patricia M. Petersen
Title: Secretary

EXHIBIT A
Wiring Instructions
Capital One Bank NA
404 Fifth Ave, New York, NY
ABA# 021407912
LV Administrative Services
Account #270-406-0132
Reference: DIGA